CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form SB-2 of our report dated March 17, 2005, except for Note 4., dated August 5, 2005, relating to the financial statements of Proguard Acquisition Corp. as of December 31, 2004, and each of the two years then ended and the reference to our firm as experts in the Registration Statement.

/s/Stark Winter Schenkein & Co., LLP

August 8, 2005
Denver, Colorado